EXHIBIT 10.6


                            SHAREHOLDER'S AGREEMENT

         THIS SHAREHOLDER'S AGREEMENT, made as of this 1st day of September, 1990 by and among InforMax, Inc., a Delaware corporation (the "Corporation"), and Alexander Titomirov ("Titomirov"), Valera Sagitov ("Sagitov"), James E. Bernstein ("Bernstein"), C. Bowdoin Train ("Train"), Lewis Hecht ("Hecht") and Brennan Klose ("Klose"), all of whom are sometimes hereinafter referred to collectively as the "Shareholders."

                                   WITNESSETH

         WHEREAS, the Corporation has authorized Twenty Thousand (20,000) shares of common stock, in two (2) classes, the first class consisting of Thirteen Thousand Five Hundred (13,500) shares of voting common stock, par value One Cent ($.01) per share, and the second consisting of Six Thousand Five Hundred (6,500) shares of non-voting common stock, par value One Cent ($.01) per share;

         WHEREAS, Titomirov owns Seven Thousand (7,000) voting shares, Sagitov owns One Thousand Five Hundred (1,500) each of voting and non-voting shares, Train owns One Thousand (1,000) non-voting shares, Hecht owns One Thousand (1,000) non-voting shares, Klose owns Fifty (50) non-voting shares, and Bernstein, upon conversion of his Revenue Participation Certificate ("RPC"),



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shall  receive One  Thousand  (1,000)  voting  shares and One  Thousand  (1,000)
non-voting shares;

          WHEREAS, the Shareholders and the Corporation desire to make certain arrangements with respect to such outstanding shares (and any shares hereafter acquired by any Shareholder) and the business and management of the Corporation;

          NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the parties agree as follows:

          1.   Definitions.

          As used in this Agreement, the following terms shall have the meanings set forth in this Section 1:

               (a) Shares - shares of voting or non-voting common stock of the Corporation.

               (b) Bona Fide Offer - a written offer made in good faith by an individual or entity, unrelated to the Shareholder receiving the offer, and having sufficient financial resources to purchase the Shares specified in the offer on the terms stated therein, provided that (i) the name and residence and business addresses of the offeror are stated in the offer, and (ii) the offer is accompanied by a deposit in the form of a certified or cashier's check in an amount equal to not less than ten percent (10%) of the proposed purchase price.

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               (c)   Disability - the inability of a Shareholder, due to illness or injury, to perform at least fifteen (15) eight-hour days of work at an office outside his home during any six (6) month period. The date of Disability shall be determined in good faith by the Board of Directors of the Corporation.

               (d) Fair Market Value Per Share - the fair market value per Share shall be determined as of the date of an event of Separation (or, in the event of Separation due to the death of a Shareholder, if the Corporation and the Shareholders have failed to exercise their option to purchase the Shares of the deceased Shareholder and the eighteen month period during which the estate may seek a buyer pursuant hereto has expired, then the fair market value per Share shall be determined as of the date that the estate's legal representative shall have offered such Shares to the Corporation for purchase pursuant to Section 5(a)(ii)) by agreement between the relevant parties within thirty (30) days of the effective notice of such event of Separation (or, in the event of the offer to the Corporation by the legal representative of a Shareholder's estate described above, within thirty (30) days of the effective notice of such offer to the Corporation), or if such parties cannot agree within such thirty (30) day period, then by an appraiser approved in good faith by the Board of Directors of this Corporation and experienced in valuations of companies substantially similar to the Corporation. The determination of such appraiser shall be conclusive and binding upon the

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parties  hereto, and shall not be subject to review by any arbitral, judicial or other tribunal or authority.

               (e) Family - a Shareholder's spouse, children, parents, siblings or one or more trusts established for the exclusive benefit of such Shareholder and/or one or more of such persons.

               (f)  Separation  -  the  following  events:  Disability,   death,
Termination For Cause or any other event by which a Shareholder ceases to perform services for the Corporation.

               (g) Termination For Cause - shall mean termination for one or more of the following:

                        (i) The commission of an act of fraud upon the Corporation, its directors or shareholders, or any of its clients or customers, or the commission of any other act that jeopardizes the Corporation's right or ability to operate its business;

                        (ii) The repeated failure or refusal of a party hereto to perform the legitimate duties assigned to him by the Board of Directors of the Corporation in its reasonable discretion;

                        (iii) Incompetence, misconduct or negligence in the performance of the legitimate duties and

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               responsibilities  from  time to time  assigned  to a party by the
               Board of Directors in its reasonable discretion;

                        (iv) The conviction of a party for a felony;

                        (v) The undue dependency of a party on alcohol or drugs; or

                        (vi) The material breach of any of the provisions hereof
               by any party hereto.

          2.   Term of Agreement.

          This Agreement shall continue in full force and effect until the earliest of (i) the date that only one Shareholder owns, directly or indirectly, all of the Shares, (ii) the date as of which the Agreement is terminated by unanimous written agreement among the Corporation, those parties hereto who are shareholders at the time of such agreement and Bernstein so long as he has the right to own Shares upon conversion of the RPC at the time of such agreement or
(iii) the date on which more than 50% of the Corporation's issued and outstanding Shares have been registered under the Securities Act of 1933, as amended. Except as may otherwise by expressly provided herein, upon termination of this Agreement, each Shareholder shall surrender to the Corporation the certificates representing his Shares, and the Corporation shall issue to him in lieu thereof new certificates which shall

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bear no reference  to  this  Agreement or to any of the restrictions on transfer set forth herein.

          3.   Voting of Shares.

          Unless Titomirov shall have ceased to own Shares of the Corporation's common stock or shall have experienced an event of Separation, each Shareholder hereby agrees to vote all voting Shares now or hereafter owned by him, either in person or by proxy, at each election of directors of the Corporation, to elect Titomirov. Unless Bernstein shall have ceased to hold the RPC or any Shares of the Corporation's common stock into which the RPC has been converted, or unless he shall have experienced an event of Separation, then each Shareholder hereby agrees to vote all voting Shares now or hereafter owned by him, either in person or by proxy, at each election of directors of the Corporation, to elect Bernstein. Additional directors shall be elected from time to time in accordance with the By-laws of the Corporation.

          4.   Restrictions on Transfer of Shares.

               (a) Restrictions. All Shares now or hereafter owned by a Shareholder shall be subject to an option to purchase, a right of first refusal and certain restrictions on transfer, all as set forth in this Agreement, and no Shareholder shall sell, assign, transfer, pledge or hypothecate any Shares except in accordance with the terms of this Agreement. No Shareholder

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shall  pledge  or  hypothecate  any  Shares  without  the prior  consent  of the
Corporation. Any sale, assignment, transfer, pledge or hypothecation of any Shares in violation of this Agreement shall be void, and the Corporation shall not be obligated either to transfer such Shares on its books or to recognize any such unauthorized transaction in any manner whatsoever.

               (b) Securities Laws. No Shareholder shall assign, deliver, pledge or otherwise transfer any Shares, nor will any assignee, pledgee or endorsee of any Shares be recognized as an owner of any Shares by the Corporation for any purpose, unless a Registration Statement under the Securities Act of 1933 with respect to such Shares shall then be in effect or unless any such assignment, delivery, pledge or transfer may be made without registration under the Securities Act of 1933, as amended, and under any applicable state securities laws, and such assignment or transfer will not adversely affect the exemptions from securities registration on which the Corporation relied in selling Shares to the Shareholders, all to the satisfaction of counsel to the Corporation.

               (c) Restrictive Legend. Each certificate representing Shares subject to this Agreement shall contain a legend on the fact thereof indicating that transferability of such stock is restricted and an endorsement on the back thereof which includes language in substantially the following form:

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                     Any  sale,  pledge  or  other  disposition of the
              shares of stock represented by this certificate is restricted by and subject to the terms and provisions of
              the    Shareholders'    Agreement,     dated    as    of
              _________________,   1990,  as  such  Agreement  may  be
              amended from time to time, by and among the Corporation,
              the  holder  of  this   certificate  and  certain  other
              shareholders of the Corporation.

          5.  Option to Purchase Shares.

              (a) Exercise of Option in the Event of Death of a Shareholder.

                     (i) In the event of death of a Shareholder, his representative shall notify the Corporation and the surviving Shareholders (the "Surviving Shareholders"), within ten (10) days after the appointment of such representative, that an event of Separation has occurred. The Corporation and the Surviving Shareholders shall have the exclusive option for six (6) months from the earlier of (A) the date that notice of Separation is given to the Corporation and the Surviving Shareholders by the deceased Shareholder's representative or (B) the date that the Corporation notifies the deceased Shareholder's representative that the Corporation is taking note of the Separation, to purchase all (but not less than all) of the deceased Shareholder's Shares in such proportion as the Corporation and the Surviving Shareholders shall agree. If the Corporation and the Surviving Shareholders are unable to so agree, then each Surviving Shareholder who wishes to participate in such purchase shall have priority to purchase up to that fraction of the deceased.

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Shareholder's  Shares  in which  the  numerator  is the  number of Shares of the
Corporation's  common  stock  owned  by  such  Surviving   Shareholder  and  the
denominator is the number of Shares of the Corporation's common stock owned by the Surviving Shareholders who desire to participate in such purchase. In the event that not all of the deceased Shareholder's Shares would be purchased pursuant to the priority allocations set forth in the previous sentence, then the Corporation may first elect to purchase up to all of the remaining Shares of the deceased Shareholder. If the Corporation fails to elect to purchase all of such remaining Shares, then the Surviving Shareholders who desire to purchase the remaining Shares shall deliver written notice to the Corporation stating therein the number of such remaining Shares each such Surviving Shareholder desires to purchase. The remaining Shares shall be allocated in one or more successive allocations to those Surviving Shareholders who wish to purchase additional Shares and each such allocation shall be determined by a fraction, the numerator of which is the number of Shares owned by each such Surviving Shareholder and the denominator which is the number of Shares owned by all such
Surviving   Shareholders.   Bernstein   shall  not  be  considered  a  Surviving
Shareholder for purposes hereof unless he shall have first converted his RPC into Shares pursuant to the terms thereof; provided, however, that if not all of the deceased Shareholder's Shares would be purchased pursuant to the provisions hereof, then at the Corporation's

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option in its sole discretion Bernstein may elect to purchase any such remaining
Shares. If within fifteen (15) days prior to the expiration of the six (6) month option provided herein the Board of Directors of the Corporation has not been
reasonably   satisfied   that  all  and  not  less  than  all  of  the  deceased
Shareholder's Shares will be purchased at a single closing pursuant to the terms hereof, the Corporation may elect to purchase any remaining Shares. If the Corporation and/or the Surviving Shareholders fail to tender the purchase price for all of the Shares pursuant to the terms provided in subsection and (d) of this Section 5, the option of the Corporation and/or the Surviving Shareholders to purchase the deceased Shareholder's Shares shall expire.

                     (ii) In the event that the Corporation and/or the Surviving Shareholders fail to exercise the option to purchase the deceased Shareholder's Shares in accordance with paragraph (i) of this Section 5(a), the deceased Shareholder's representative shall be free, for a period of up to eighteen (18) months, to seek a buyer for the Shares, subject to the right of first refusal provided for in Section 6 hereof. At the end of such eighteen (18) month period, the representative shall offer all of such Shares to the Corporation and the Corporation shall purchase all of such Shares. The price and terms of payment for such Shares shall be as provided in subjection (d) of this Section 5, except that the schedule of payments of principal and interest to be made over the applicable five (5) year period

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shall be determined by the Corporation at the time the Corporation purchases the
Shares; provided, however, that the schedule of payments of principal and interest shall not be less advantageous to the estate of the deceased Shareholder than is reasonably practicable for the Corporation considering the Corporation's financial condition at the time of the purchase. The Corporation may permit the Surviving Shareholders to participate in any purchase required by this paragraph (ii) of this Section 5(a) on the same terms as the Corporation, and in such proportion as are consonant with the priority allocation mechanism set forth in paragraph (i) of this Section 5(a).

         (b) Exercise of Option in the Event of Separation Other Than Death or Termination For Cause Within Two Years of the Effective Date of This Agreement.

                   (i) A Shareholder or his representative shall notify the Corporation, and the other Shareholders (the "Remaining Shareholders") who have not been subject to an event of Separation, that an event of Separation with respect to such Shareholder (other than death or Termination For Cause within two years of the effective date of this Agreement) has occurred within ten (10) days after such event, except that if such event (for example, Disability) requires the appointment of a representative for the selling Shareholder, such notice shall be given within ten (10) days after the appointment of such representative. The Corporation and the Remaining Shareholders shall have

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the  exclusive  option for six (6) months  from the earlier of (A) the date that notice of the Separation is given to the Corporation and the Remaining Shareholders by the selling Shareholder or his representative, or (B) the date that the Corporation notifies the selling Shareholder or his representative that the Corporation is taking note of the occurrence of the event of Separation, to purchase all (but not less than all, except in the event of Separation resulting from Termination For Cause) of the selling Shareholder's Shares in such proportion as the Corporation and the Remaining Shareholders shall agree. If the Corporation and the Remaining Shareholders are unable to so agree, then the opportunity to exercise the option shall be allocated and conducted in the same manner as is set forth in Section 5(a)(i) above (including the provisions thereof relating to Bernstein) as if the Remaining Shareholders were Surviving Shareholders.

                   (ii) If the Corporation, and/or the Remaining Shareholders fail to tender at the Closing (as that term is defined below in Section 5(e)) the purchase price for all the Shares of the selling Shareholder pursuant to the terms provided in Section 5(d) (except in the case of Termination For Cause in which event the option may be exercised in respect of any or all of the Shares of the selling Shareholder), the option of the Corporation and/or the Remaining Shareholders to purchase the selling Shareholder's Shares as a result of the particular event of Separation described in the selling Shareholder's notice shall

                                      -12

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expire.  However, the selling  Shareholder's Shares shall continue to be subject to the right of first refusal set forth in Section 6 of this Agreement.

          (c) Exercise of Option in the Event of Separation Resulting From Termination For Cause. In the event of Termination For Cause of a Shareholder within one year of the effective date of this Agreement, the Corporation shall have the exclusive option for six (6) months from the date of such termination to purchase all of the terminated Shareholder's shares on the terms set forth in
Section 5(d) below. In the event of Termination For Cause of a Shareholder more than one year, but less than two years, after the effective date of this Agreement, the Corporation shall have the exclusive option to purchase fifty percent (50%) of the terminated Shareholder's shares on the terms set forth in
Section 5(d) below, and the remaining fifty percent (50%) of such Shareholder's shares shall be subject to the option described in Section 5(b) above. In the event of Termination For Cause of a Shareholder more than two years from the effective date of this Agreement, the Corporation and the Remaining Shareholders shall have the exclusive option for six (6) months from the date of such termination to purchase any or all of the terminated Shareholder's Shares in the same manner and on the same terms as are set forth in Section 5(b) above.

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          (d)  Terms of  Payment.  In all  cases  other  than the  Corporation's exclusive option to purchase all or half (as the case may be) of a Shareholder's shares as a result of the Termination For Cause of a Shareholder within two years of the effective date hereof, the selling Shareholder (or his estate) shall be entitled to receive the Fair Market Value Per Share of his Shares. In the event of Termination For Cause of a Shareholder within two (2) years of the effective date of this Agreement, the selling Shareholder shall have the right to receive from the Corporation for those Shares subject to the Corporation's exclusive option set forth in Section 5(c) above, not more than the par value of such shares as adjusted from time to time, all to be paid in cash at one time upon the purchase of such shares by the Corporation. Except as otherwise provided in subsection (a) hereof, the terms of payment for Shares purchased pursuant to subsection (a) and (b) of this Section 5 shall be as follows:

                     (i) Each purchaser shall make a down payment of ten percent (10%) of the total purchase price of the Shares purchased by him (not to exceed One Hundred Thousand ($100,000) Dollars) at the time such Shares are surrendered (the "Closing"), and shall simultaneously deliver to the selling Shareholder or his representative, as the case may be, a negotiable note (the "Note") signed by the purchaser and payable to the order of the selling Shareholder, in an amount equal to the balance of the purchase price of such Shares. Notwithstanding the foregoing,

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to the extent that payment is made out of the proceeds of any applicable key man insurance policy maintained by the Corporation, the down payment by the Corporation shall be not less than the net proceeds of such policy, up to the full amount of the purchase price, and the Closing shall be postponed, if necessary, until such proceeds are received. Any purchaser may, in his or its sole discretion, increase the amount of his down payment to any amount, or pay the entire purchase price at the Closing.

                     (ii) The Note shall be due and payable in not more than five (5) equal annual principal installments, beginning one (1) year after the date of the Note. Interest shall accrue on the unpaid balance of the Note at an annual rate equal to the applicable federal rate under Section 1274 of the Internal Revenue Code of 1986, as amended (or any successor provision), and shall be payable quarterly beginning on the first day of the fourth month following the date of the Note. If the purchaser fails to pay any amount due under the Note within thirty (30) days after written notice of such default is given to such purchaser, the selling Shareholder shall have the right, at his sole option, to declare the entire unpaid balance, together with accrued interest, immediately due and payable. In the event of default, the selling Shareholder shall also be entitled to collect all reasonable fees and expenses, including, but not limited to, reasonable attorneys' fees incurred in enforcing his rights under the Note. Each such Note shall also provide that the

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purchaser may pre-pay the whole or any part of the remaining  principal  balance at any time without notice or penalty.

                     (iii) In conjunction with the delivery of the Note, the purchaser shall execute and deliver to the selling Shareholder a security agreement, in a form mutually acceptable to the purchaser and selling Shareholder, granting to the selling Shareholder a security interest in the purchased Shares as security for the Note and providing for the purchased Shares to be held by an agent designated by the selling Shareholder until the Note is paid in full. The security agreement shall prohibit any further sale or assignment of the Shares by the purchaser except a sale or assignment that would result in payment in full of the Note. The purchaser shall have the right to exercise all incidents of ownership, including the right to vote the Shares, unless the purchaser is in default under the Note or the security agreement. Remedies upon any default under the Note shall be as provided by the Uniform Commercial Code as enacted in the State of Delaware.

               (e) Delivery of Shares.

                     (i) The Closing shall take place within sixty (60) days after determination of the Fair Market Value Per Share (or, in the case of the Corporation's option to purchase at par value pursuant to Section (5)(c), on such date as shall be determined by the Board of Directors of the Corporation, but not more





                                      -16-
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than six (6) months following the effective date of Termination For Cause), at a
time  and  place  mutually   agreeable  to  the  selling   Shareholder  and  the
purchaser(s).   If  there  is  more  than  one  purchaser  of  the  Shares,  the consummation of the purchases shall take place at a single closing, to the extent reasonably practicable. The Closing shall be extended to the extent reasonably necessary if the event of Separation (for example, death) requires the appointment of a representative for the Shareholder and such representative is unable to effectuate such sale within such sixty-day period.

                     (ii) At the Closing, the selling Shareholder shall deliver the Shares to be sold to the purchaser or the agent, as required pursuant to subsection (d)(iii) of this Section 5, free and clear of all liens and encumbrances. The Shares shall be duly endorsed for transfer to the purchaser and shall be accompanied by all other documents necessary for their effective immediate transfer to the purchaser.

                     (iii) Simultaneously with delivery, the purchaser shall pay the purchase price of the Shares in accordance with subsection (d) of this
Section 5.

               6. Right of First Refusal.

                     (a) Grant of Right. No Shareholder shall sell, assign or otherwise transfer all or any portion of his Shares to a

                                      -17-

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person who is not a Shareholder  without giving the other  Shareholders  and the
Corporation a right of first refusal to purchase such Shares in the manner set forth in this Section 6.

                     (b) Purchase by the Corporation and Other Shareholders. Upon receiving an offer to purchase any such Shares, the selling Shareholder shall require the offeror to submit a Bona Fide Offer which such Shareholder then shall transmit to the Corporation and the other Shareholders (the "Other Shareholders"). The Corporation and the Other Shareholders shall have sixty (60) days thereafter in which to purchase all (but not less than all) of the Shares referred to in the Bona Fide Offer at the same price and terms contained in the Bona Fide Offer. If any or all of the Other Shareholders are exercising the right of first refusal hereunder, each of them shall have the priority right to purchase such Shares in such proportion as the total number of Shares owned by each participating Other Shareholder shall bear to the total number of Shares then owned by all participating Other Shareholders; and any of the Shares not so subscribed for by each participating Other Shareholder shall be allocated in one or more successive allocations to those Other Shareholders who wish to purchase additional Shares and each such allocation shall be determined by a fraction, the numerator of which is the number of shares owned by each such Other Shareholder and the denominator of which is the number of Shares owned by all such Other Shareholders. Bernstein shall not be considered an Other

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Shareholder  for purposes  hereof  unless he shall have first  converted his RPC into Shares pursuant to the terms thereof; provided, however, that if not all of the selling Shareholder's Shares would be purchased pursuant to the provisions hereof, then at the Corporation's option in its sole discretion Bernstein may elect to purchase any such remaining Shares. To the extent that the purchasers fail to tender the full cash purchase price (or to match such other terms as are contained in the Bona Fide Offer) for all of the Shares referred to in the Bona Fide Offer against the proper endorsement and delivery of the certificates evidencing the Shares within such sixty-day period, this right of first refusal shall expire as to that particular Bona Fide Offer, but shall remain in full force and effect with respect to all material modifications of that Bona Fide Offer and all future offers.

                     (c) Purchase by Third Party. Any Offered Shares which are not purchased by the Shareholders or the Corporation as provided herein may be sold to the person, firm, association or corporation named in the Bona Fide Offer, but not at a lower price, or upon more favorable terms to the purchaser, then the price and terms set forth in the Bona Fide Offer. Title to such Offered Shares shall pass not later than ninety (90) days from the latest date on which the Other Shareholders or the Corporation have declined or failed to purchase the Shares. In the event that the selling Shareholder should desire to sell such Shares at a lower price, or upon terms more favorable to the purchaser, than he

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theretofore offered the Shares to the Other Shareholders or the Corporation,  he
shall, before he can sell to any such purchaser, again offer the Shares in accordance with the procedure set forth in this Section 6.

               7. Transfer to Family Members. Notwithstanding anything to the contrary contained herein, each Shareholder shall have the right to transfer all or any of his Shares at any time by will or deed to one or more of his Family members (hereinafter called "Close Assigns"). However, whenever any such Shareholder shall thus dispose of Shares among his Close Assigns, such Close Assigns and the Shares owned by them shall continue to be bound by all of the terms and conditions of this Agreement. Without limiting the foregoing, the option to purchase granted in Section 5 and the right of first refusal granted in Section 6 with reference to the Shares of such Shareholder shall be applicable to the Shares of his Close Assigns as if such Shareholder still owned such Shares.

               8. Transferees of Shares. Any transferee of Shares (other than a Close Assign of a Shareholder as defined in Section 7) who is not a Shareholder must execute a written consent to be bound by this Agreement to the same extent as a Shareholder. Any such transferee shall be considered a Shareholder for all purposes under this Agreement; except that no such transferee shall be considered a Shareholder whose Shares are subject to the purchase option contained in Section 5 unless such transferee is, or becomes, engaged by the Corporation in a managerial or advisory capacity.

         9. Agreement by Corporation. The Corporation agrees for itself and its successors and assigns that (i) insofar as is proper or required, it consents to this Agreement; (ii) it will not transfer or reissue any Shares in violation of this Agreement, or without requiring proof of compliance with this Agreement; and (iii) all other actions required of the Corporation pursuant to the terms of this Agreement shall be promptly and faithfully performed.

         10. Departing Shareholders. Upon the sale or other disposition by a Shareholder of the beneficial ownership of all of his Shares, the selling
Shareholder shall no longer be deemed to be either a party hereto or a "Shareholder" hereunder, and shall have no further rights or obligations under this Agreement, except that he shall remain liable to the other parties hereto for all violations of this Agreement committed by him in connection with the disposition of his Shares.

         11. Failure to Surrender Shares. If a Shareholder or any person having custody or control of his Shares fails or refuses to tender such Shares as is required by the terms of this Agreement, all right to vote such Shares or to receive dividends or other distributions with respect thereto shall cease as of the time such Shares should have been surrendered. The only rights of the owner thereof shall be to collect and receive the purchase price per Share as above provided, and no interest shall accrue thereon as a result of any delay in the surrender of such Shares.

         12. Conversion of Non-Voting Shares to Voting Shares. In the event that Titomirov or the Corporation has entered into an agreement or has undertaken a course of action that results or would result in Titomirov owning or potentially owning less than fifty-one percent (51%) of the outstanding voting shares of any class of the Corporation, then, without further action or payment by any Shareholder, the Corporation shall immediately offer in writing to exchange any and all non-voting Shares held by any Shareholder or Close Assign for voting Shares of the Corporation. The Corporation and the Shareholders agree to take any action necessary or appropriate to give effect to this provision, including, but not limited to, the taking of any corporate actions, the execution of consents, the holding of meetings of directors or shareholders and the preparation, execution and filing or delivery of any certificates, as and when required, and, in any event, prior to Titomirov's owning less than fifty-one (51%) of the Corporation's outstanding voting Shares of any class.

     13. Proprietary Information.

         (a) Definitions. The parties acknowledge that each will be furnished or may otherwise receive or have access to information which relates to the Corporation's past, present or future products, software, research, development, improvements, processes, techniques, design or other technical data, customers, suppliers, contractors, or regarding administrative, management, financial, or marketing activities, or of a third party which provided proprietary information to one or more of the parties hereto on a confidential basis. All such information, including any materials or documents containing such information, are proprietary and confidential to the disclosing party (the "Proprietary Information").


         (b) Nondisclosure. Both during and after the term of this Agreement, each party agrees to preserve and protect the confidentiality of Proprietary Information and all physical forms thereof, whether disclosed before this agreement is signed or afterward. In addition, the receiving party shall not disclose or distribute any Proprietary Information to any third party, and shall not use any Proprietary Information for his or its own benefit or for the benefit of any third party. The foregoing obligations shall not apply with respect to any Proprietary Information the disclosing party can establish to have become publicly known without breach of this Agreement.

     (c) Return of Proprietary Information. Each party shall return to the Corporation all documents and other tangibles, including diskettes and other storage media (and all copies and reproductions of any of the foregoing) which contain any Proprietary Information immediately upon request by the Corporation.

         14. Competition. During the term thereof, or for a period of three years following an Event of Separation of a Shareholder, or at any time within two years following the date that a Shareholder no longer owns any Shares, such party will not, and such party shall use his best efforts to cause his employees, agents and affiliates not to (i) own any interest in, provide any financing for or perform any services for, any business or entity which engages, directly or indirectly, in competition in any respect with the Corporation or
(ii) engage in competition with the Corporation. Each party further agrees that during such period he will not solicit any current or former customer of the Corporation, or solicit or employ any current employee of the Corporation, or any contractor of the Corporation providing software development, modification or enhancement services to or for the Corporation.

         15. Remedies for Breach of Agreement. Each Shareholder agrees as follows:

              (a) that any breach or attempted breach by him of the provisions of this Agreement could result in irreparable injury to any or all of the other parties hereto for which there would be no adequate remedy at law;

     (b) that if he should breach or attempt to breach any such provisions of this Agreement, one or more of the other parties hereto who are or may be injured by such breach or attempted breach may seek through process of law to enjoin him from further breaches or attempted breaches hereof, or to compel his compliance with such provisions by specific performance, in addition to any other remedies available in equity or at law; and

     (c) that if a court of competent jurisdicition determines that he has breached, or attempted to breach, any such provisions of this Agreement, he shall pay all costs and expenses, including, without limitation, court costs and the reasonable attorneys' fees, incurred by the other parties in enforcing his obligations under this Agreement.

         16. Notices. Any and all notices, consents or other communications provided for herein shall be given in writing and personally delivered or sent by telex, telecopy, telegram or other overnight mail with appropriate evidence of transmission or receipt, or by registered by certified mail addressed as follows: (i) if to the Corporation, to its current office address at the time such notice, consent or other communication is to be given, and (ii) if to a Shareholder, to his most recent address appearing on the records of the Corporation. Each such notice, consent or other communication shall be deemed given on the date it is personally delivered of, if mailed, on the date of mailing.

         17. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the remainder of this Agreement or any valid clause of an invalid provision.

         18. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the matters contained herein and may not be modified except by a written agreement signed by the Corporation and all of the other parties to this Agreement who are then shareholders of the Corporation. This Agreement supersedes all prior agreements or understandings, oral or written, among the parties relating to the subject matter hereof.

         19. Corporate Authorization. The proper officers of the Corporation have been authorized to enter into this Agreement on behalf of the Corporation by a resolution adopted by its board of directors.

         20. Governing Law; Consent to Jurisdiction. This Agreement shall be construed under and governed in all respects, including issues of validity, interpretation, performance and enforcement, by the laws of the District Columbia. Each of the parties hereby irrevocably consents to, and waives any objections to the exercise of, personal jurisdiction by the courts in the District of Columbia with respect to any action or proceeding arising out of this Agreement.


         21. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors and assigns and upon each Shareholder and his heirs, legatees, personal representatives and assigns, but neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the express written consent of all of the other parties hereto.

         IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first written above.

ATTEST:

WITNESSES:                                 Shareholders:


/s/   C. Bowdoin Train                     /s/ Alexander Titomirov
-------------------------------            --------------------------------
                                           Alexander Titomirov

/s/   Alexander Titomirov                  /s/ Valera Sagitov
-------------------------------            --------------------------------
                                           Valera Sagitov

/s/   Alexander Titomirov                  /s/ James E. Bernstein
-------------------------------            --------------------------------
                                           James E. Bernstein

/s/    Alexander Titomirov                 /s/ C. Bowdoin Train
-------------------------------            --------------------------------
                                            C. Bowdoin Train

/s/    Alexander Titomirov                 /s/ Louis Hecht
-------------------------------            --------------------------------
                                           Louis Hecht

/s/    Alexander Titomirov                 /s/ Brennan Klose
-------------------------------            --------------------------------
                                           Brennan Klose


                                           The Corporation:

                                           INFORMAX, INC.

/s/ Peter Van Story                        /s/ Alexander Titomirov
--------------------------------           --------------------------------
Peter Van Story                            Alexander Titomirov
Secretary                                  President

                                 FIRST AMENDMENT
                         TO THE SHAREHOLDERS' AGREEMENT

         THIS FIRST AMENDMENT TO THE SHAREHOLDERS' AGREEMENT (the "AMENDMENT") is made as of 17 August 1999, by and among Alexander Titomirov ("TITOMIROV"),
James E. Bernstein ("BERNSTEIN"), C. Bowdoin Train, and Brennan Klose (collectively, the "CURRENT SHAREHOLDERS") and InforMax, Inc., a Delaware corporation (the "CORPORATION").

         WHEREAS, the Current Shareholders are parties to that certain Shareholders' Agreement by and among Valera Sagitov ("SAGITOV") and Louis Hecht (together with Sagitov, the "FORMER SHAREHOLDERS"), the Current Shareholders, and the Corporation dated as of September 1, 1990, as amended hereby (the "SHAREHOLDERS' AGREEMENT");

         WHEREAS, the Former Shareholders each ceased to be a party to the Shareholders' Agreement upon the disposition of all of their respective shares of the Corporation's common stock;

         WHEREAS, the Corporation and FBR Technology Venture Partners II, LP ("FBR") entered into that certain Series A Preferred Stock Purchase Agreement ("SERIES A PREFERRED STOCK PURCHASE AGREEMENT") dated as of June 22, 1999, pursuant to which among other things FBR: (a) made an equity investment into the Corporation, and (b) entered into that certain Investor Rights Agreement dated as of June 22, 1999, by and between FBR and the Corporation (together with any amendments thereto, the "INVESTOR RIGHTS AGREEMENT");

         WHEREAS, pursuant to the terms of the Series A Preferred Stock Purchase
Agreement: (a) Vadim Babenko, Bernstein and Titomirov (collectively, the "FOUNDERS"), FBR and the Corporation entered into that certain Right of First Refusal and Co-Sale Agreement, dated as of June 22, 1999 (together with any amendments thereto, the "FIRST REFUSAL AND CO-SALE AGREEMENT"); and (b) the Founders, FBR and the Corporation entered into that certain Voting Agreement dated as of June 22, 1999 (together with any amendments thereto, the "VOTING AGREEMENT");

         WHEREAS, the Current Shareholders are desirous of amending the terms and conditions of the Shareholders' Agreement as set forth herein; and

         WHEREAS, capitalized terms used and not defined herein shall have the meaning ascribed to such terms in the Shareholders' Agreement.

         NOW, THEREFORE, in consideration of the above and for the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

         1.       Matters Relating to Section 12.

                  (a) The parties hereto acknowledge and agree that in the fifth line of Section 12 of the Shareholders' Agreement the phrase "outstanding voting shares" shall be corrected to read as follows, "outstanding voting Shares".

                  (b) The parties hereto acknowledge and agree that in Section 12 of the Shareholders' Agreement the provisions regarding the circumstances pursuant to which nonvoting common stock is automatically converted into voting common stock shall only apply when Titomirov no longer has voting control of the Corporation.

         2. Amendment to Section 3. Section 3 of the Shareholders' Agreement shall be amended to add as the last sentence of Section 3, the following:

                   Notwithstanding anything to the contrary herein, including this Section 3, each Shareholder shall take all action necessary in order to carry out the intents and purposes of the Voting Agreement.

         3. Amendment to Section 5. Section 5 of the Shareholders' Agreement shall be amended to add a new subsection (f) which shall read in its entirety as follows:

                   (f) Notwithstanding anything to the contrary herein, including this Section 5, each Shareholder and the Corporation acknowledges and agrees that any rights of first refusal granted to such Shareholders or the Corporation, as the case may be, pursuant to this Section 5, shall be subject to the rights of first refusal and co-sale granted to FBR pursuant to the terms of the Right of First Refusal and Co-Sale Agreement as set forth and limited by the terms of such Right of First Refusal and Co-Sale Agreement.

         4. Amendment to Section 7. Section 7 of the Shareholders' Agreement shall be amended to add as the last sentence to Section 7, the following:

                   Notwithstanding anything to the contrary herein, including this Section 7, each Founder acknowledges and agrees that any rights conferred upon such Founder pursuant to this Section 7, shall be exercised by such Founder in a manner consistent with the limitations on such rights provided for in the First Refusal and Co-Sale Agreement.

         5. Amendment to Section 14. Section 14 of the Shareholders' Agreement is hereby amended in its entirety to read as follows:

                  14.      Noncompetition.

                           (a) Covenants. During the term of this Agreement and for a period of twenty four (24) months after termination of this Agreement (the "Noncompetition Period"), no Shareholder shall, directly or indirectly, as an officer, director, employee, consultant, owner, shareholder, adviser, joint venturer, or otherwise, compete with the Company Business. This covenant shall not preclude a Shareholder from owning less than two percent (2%) of the securities of any competitor of the Corporation if such securities are publicly traded on a nationally recognized stock exchange or over-the-counter market. For purposes of this Section 14, the term "Company Business" shall mean the business of developing and licensing pharma-informatic software tools of the type developed by the Corporation.

                           (b) Acknowledgments. Each Shareholder acknowledges that the foregoing restriction on competition is fair and reasonable, given the scope of the Company Business and the nature of such Shareholder's relationship with the Corporation. Each Shareholder acknowledges that such Shareholder has had, and will have, access to information that would be valuable or useful to the Corporation's competitors, and therefore acknowledges that the foregoing restrictions on such Shareholders' future employment and business activities are fair and reasonable. Each Shareholder acknowledges and is prepared for the possibility that such Shareholder's standard of living may be reduced during the Noncompetition Period, and assumes and accepts any risk associated with that possibility.

         6. Waiver of Rights. Each Shareholder and the Corporation acknowledges and agrees that this Amendment constitutes a waiver of any rights such Shareholder or the Corporation has pursuant to the Shareholders' Agreement to the extent any such rights are inconsistent with the First Refusal and Co-Sale Agreement, the Investor Rights Agreement or the Voting Agreement.

         7. Scope of Amendment. Except as expressly modified hereby, the Shareholders' Agreement is hereby ratified and confirmed and shall continue in full force and effect.



             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment to the Shareholders' Agreement or has caused this Amendment to the Shareholders' Agreement to be duly executed and delivered in its name on its behalf, all as of the day and year first written above.

CURRENT SHAREHOLDERS:

/s/ Alexander Titomirov                   /s/ C. Bowdoin Train
------------------------------            ---------------------------------
Alexander Titomirov                       C. Bowdoin Train

/s/ James E. Bernstein
------------------------------            ---------------------------------
James E. Bernstein                        Brennan Klose


                                          THE CORPORATION: INFORMAX, INC.

                                          /s/ Alexander Titomirov
                                          ---------------------------------
                                          Alexander Titomirov
                                          President and Chief Executive Officer

                                 SECOND AMENDMENT

                         TO THE SHAREHOLDERS' AGREEMENT

     THIS SECOND AMENDMENT TO THE SHAREHOLDERS' AGREEMENT (the "AMENDMENT") is made as of March 29, 2000, by and among Alexander Titomirov ("TITOMIROV"), James
E. Bernstein ("BERNSTEIN"), C. Bowdoin Train ("TRAIN"), Brennan Klose ("KLOSE"; collectively with Titomirov, Bernstein and Train, the "CURRENT SHAREHOLDERS") and InforMax, Inc., a Delaware corporation (the "CORPORATION") and WPG Software Fund, L.P., WPG Raytheon Software Fund, L.P., WPG Institutional Software Fund, L.P., WPG Networking Fund, L.P., WPG Raytheon Networking Fund, L.P., WPG Institutional Networking Fund, L.P., and Raj Mehra (the "BUYERS").

         WHEREAS, the Current Shareholders are parties to that certain Shareholders' Agreement by and among Valera Sagitov ("Sagitov") and Louis Hecht (together with Sagitov, the "FORMER SHAREHOLDERS"), the Current Shareholders, and the Corporation dated as of September 1, 1990, as amended hereby (the "SHAREHOLDERS' AGREEMENT");

         WHEREAS, the Former Shareholders each ceased to be a party to the Shareholders' Agreement upon the disposition of all of their respective shares of the Corporation's common stock;

         WHEREAS, the Current Shareholders, FBR Technology Venture Capital Managers, Inc. ("FBR") and the Corporation entered into that certain Side Letter Agreement, dated June 22, 1999, pursuant to which the Current Shareholders and the Corporation subordinated their rights of first refusal under the Shareholders' Agreement regarding transfers of Shares to the rights granted to FBR pursuant to that certain Right of First Refusal and Co-Sale Agreement dated as June 22, 1999, by and among FBR, the Corporation, the Current Shareholders and Vadim Babenko ("BABENKO");

         WHEREAS, Titomirov and Babenko and the Buyers entered into that certain Stock Purchase Agreement ("STOCK PURCHASE Agreement") dated as of March 29, 2000, pursuant to which, among other things, (a) Titomirov and Babenko have exercised options (the "OPTIONS") to purchase in the aggregate 750,000 shares from the Corporation (the "OPTION SHARES") for an aggregate purchase price of Three Hundred Seventy-Five Thousand Dollars ($375,000); (b) Babenko and Titomirov exercised the Options on the understanding that the Corporation and the other Current Shareholders would enter into this Amendment; (c) Buyers entered into the Stock Purchase Agreement on the understanding that the Corporation and the other Current Shareholders would enter into this Amendment;

         WHEREAS, the Buyers and the Current Shareholders are desirous of the Buyers joining the Shareholder's Agreement for purposes Section 6 and Section 12 of the Shareholders' Agreement only;

         WHEREAS, the Current Shareholders are desirous of amending the terms and conditions of the Shareholders' Agreement as set forth herein;

         WHEREAS, the parties have agreed that Buyers' right hereunder will be subordinate to the rights of FBR under the First Refusal and Co-Sale Agreement; and

         WHEREAS, capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Shareholders' Agreement.

         NOW, THEREFORE, in consideration of the above and for the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

         1.       Matters Relating to Section 6.
                  -----------------------------

                  (a) The parties hereto acknowledge and agree that the Buyers are a party to the Shareholder's Agreement for all purposes of Section 6, and shall be a "Shareholder" for purposes of Section 6, and that the first line of
Section 6(a) of the Shareholders' Agreement shall be amended to read in its entirety as follows:

                   Except for the Buyers, no Shareholder shall sell, assign or otherwise transfer all or any portion of his Shares to a person who is not a Shareholder without giving the other Shareholders, including the Buyers, and the Corporation a right of first refusal to purchase such Shares in the manner set forth in this Section 6.

                  (b) The parties hereto acknowledge and agree that the first line of Section 6(b) of the Shareholders' Agreement shall be corrected to read as follows:

                  Upon receiving an offer to purchase any such Shares, the selling Shareholder shall require the offeror to submit a Bona Fide Offer which such Shareholder then shall transmit to the Corporation and the Other Shareholders, including the Buyers (the "Other Shareholders").

                  (c)  The  parties  hereto   acknowledge  and  agree  that  all
remaining provisions of Section 6 of the Shareholders' Agreement are hereby ratified and confirmed and shall continue in full force and effect.

         2.       Matters Relating to Section 12.

                  (a) The parties hereto acknowledge and agree that the Buyers are a party to the Shareholder's Agreement for purposes of all of Section 12, and shall be a "Shareholder" for purposes of Section 12, and that the first line of Section 12 of the Shareholders' Agreement shall be amended to read in its entirety as follows:

                  In the event Titomirov or the Corporation has entered into an agreement or has undertaken a course of action that results or would result in Titomirov owning or potentially owning less than fifty-one percent (51%) of the outstanding voting Shares of the Corporation, then, without further action or payment by any Shareholder, including the Buyers, the Corporation shall immediately offer in writing to exchange any and all non-voting Shares held by any Shareholder, including the Buyers, or Close Assign for voting Shares of the Corporation.

                  (b)  The  parties  hereto   acknowledge  and  agree  that  all
remaining provisions of Section 12 of the Shareholders' Agreement are hereby ratified and confirmed and shall continue in full force and effect.

         3. Scope of Amendment. Except as expressly modified hereby, the Shareholders' Agreement is hereby ratified and confirmed and shall continue in full force and effect.

         4. Joinder to Side Letter. (a) The Buyers are hereby made a party to the Side Letter as a "Principal Shareholder" thereunder, and the Buyers hereby agree to be bound by all the terms and conditions of the Side Letter as a "Principal Shareholder" thereunder.

                  (b) The Buyers represent and warrant individually to the Company and the other Principal Shareholders and FBR that each Buyer: (a) has reviewed the Side Letter (as attached hereto), and fully understands all provisions of the Side Letter, and (b) has become a Principal Shareholder under the Side Letter and is bound by all the terms and conditions of the Side Letter with the same effect as though the Buyer was a subscribing party to the Side Letter.

                  (c)  All   references   in  the  Side  Letter  to   "Principal
Shareholder" or "Principal Shareholders" shall be deemed to include the Buyer.

                  (d) Except as provided herein, all of the terms and conditions of the Side Letter are unmodified and shall continue in full force and effect and shall be binding upon the parties hereto and their respective assigns in accordance with the terms thereof.

         5.  Counterparts.   This  Amendment  may  be  executed   (including  by
facsimile) in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.


              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, each of the parties hereto has executed this First Amendment to the Shareholders' Agreement or has caused this First Amendment to the Shareholders' Agreement to be duly executed and delivered in its name on its behalf, all as of the day and year first written above.

CURRENT SHAREHOLDERS:

/s/ Alexander Titomirov                       /s/ C. Bowdoin Train
-----------------------------                 ----------------------------------
Alexander Titomirov                           C. Bowdoin Train

/s/ James E. Bernstein
-----------------------------                 ----------------------------------
James E. Bernstein                            Brennan Klose


                                              THE CORPORATION:

                                              INFORMAX, INC.

                                              By: /s/ Joe Lehnen
                                                  ------------------------------
                                                  Joe Lehnen
                                                  Chief Financial Officer

                                              BUYERS:

                                              WPG SOFTWARE FUND, L.P.,
                                              BY ITS GENERAL PARTNER

                                              By: /s/ Benjamin Taylor BT/RM
                                                  ------------------------------
                                                  Benjamin Taylor, in his
                                                  individual capacity


                                              WPG RAYTHEON SOFTWARE FUND,
                                              L.P., BY ITS GENERAL PARTNER


                                              By:  /s/ Benjamin Taylor BT/RM
                                                   -----------------------------
                                                   Benjamin Taylor, in his
                                                   individual capacity

                                              WPG INSTITUTIONAL SOFTWARE
                                              FUND, L.P., BY ITS GENERAL PARTNER


                                              By: /s/ Benjamin Taylor BT/RM
                                                  ------------------------------
                                                  Benjamin Taylor, in his
                                                  individual capacity


                                              WPG NETWORKING FUND, L.P., BY ITS
                                              GENERAL PARTNER


                                              By: /s/ Raj Mehra
                                                  -----------------------------
                                                  Raj Mehra, in his
                                                  individual capacity


                                              WPG RAYTHEON NETWORKING
                                              FUND, L.P., BY ITS GENERAL PARTNER


                                              By: /s/ Raj Mehra
                                                  -----------------------------
                                                  Raj Mehra, in his
                                                  individual capacity


                                              WPG INSTITUTIONAL NETWORKING
                                              FUND, L.P., BY ITS GENERAL PARTNER


                                              By: /s/ Raj Mehra
                                                  -----------------------------
                                                  Raj Mehra, in his
                                                  individual capacity


                                              RAJ MEHRA

                                              By: /s/ Raj Mehra
                                                  ------------------------------